                       [PROSPERITY BANCSHARES, INC. LOGO]



PRESS RELEASE                                      For more information contact:

                                                                  David Hollaway
                                                         Chief Financial Officer
Prosperity Bancshares, Inc. (SM)                                    979.543.2200
4295 San Felipe                               davidhollaway@prosperitybanktx.com
Houston, Texas 77027
                                                                     Dan Rollins
                                                           Senior Vice President
                                                                    713.693.9300
                                                 danrollins@prosperitybanktx.com


FOR IMMEDIATE RELEASE


                         PROSPERITY BANCSHARES, INC. (SM)
                         ANNOUNCES RECORD FOURTH QUARTER
                           AND FULL YEAR 2001 EARNINGS

                Q4 Earnings Per Share up 45.5% to $0.48 (Diluted)
          Full Year 2001 Operating Earnings up 35.8% to $14.534 million

HOUSTON, January 16, 2002. Prosperity Bancshares, Inc. (SM) (NASDAQ: PRSP), the holding company for Prosperity Bank (SM), today reported fourth quarter net income of $3.990 million, an increase of $1.270 million or 46.7 percent, compared with $2.720 million for the same period in 2000. Diluted earnings per share increased $0.15 or 45.5 percent to $0.48 for the three months ended December 31, 2001 compared with $0.33 for the three months ended December 31, 2000. On a cash basis (earnings adjusted for goodwill amortization and related tax expense) earnings per diluted share was $0.52 compared with $0.37 for the same period in 2000.

Operating earnings (earnings excluding merger-related expenses) for the year ended December 31, 2001 were $14.534 million or $1.76 per diluted share compared with $10.701 million or $1.30 per diluted share for the same period in 2000, increases of 35.8 percent and 35.4 percent, respectively. Operating earnings on a cash basis per diluted share were $1.90 compared with $1.45 for the same period in 2000.

Prosperity completed its previously announced merger with Commercial Bancshares, Inc.("Commercial") during the first quarter of 2001. In connection with the merger, Prosperity incurred approximately $2.425 million in pretax merger-related expenses and other charges. The transaction was accounted for as a pooling of interests and therefore the historical financial data of Prosperity has been restated to include the accounts and operations of Commercial for all periods prior to the merger date.

"We are immensely pleased to report such positive and consistent financial results in light of the current volatile financial environment," said David Zalman, Prosperity's President and Chief Executive Officer. "Our success reflects the dedication of our team of associates in providing banking solutions that meet the needs of our customers. As we look forward to 2002, I am confident that our brand of people to people banking will allow us to continue expanding our customer base."

"While the events of September 11 will have a long-lasting impact on our country, the spirit that has been shown by Americans across our nation gives us all great hope for a prosperous future," commented Ned S. Holmes, Chairman of the Board. "I am proud that our associates are demonstrating the type of spirit, leadership and commitment in the home town communities we serve that will ensure our future."

"As we close out 2001 and look forward to 2002, we intend to continue to increase our presence in the greater Houston area as appropriate opportunities arise," added H. E. "Tim" Timanus, Jr., President and Chief Operating Officer of Prosperity Bank (SM) "Through last year's merger of Heritage Bank and Prosperity Bank, we have grown from 8 banking centers to 18 banking centers within the Houston CMSA. These locations provide our bank with an opportunity to leverage our style of personal-touch service with competitive products and local expertise to increase our market share."

"Our financial performance in 2001 is reflective of our continued focus on expanding our customer base while minimizing expenses," remarked David Hollaway, Chief Financial Officer. "Based on the current interest rate environment and current economic conditions, we have increased our target range for 2002 to $2.09 to $2.12 per diluted common share."

Results of Operations for the three months ended December 31, 2001

For the three months ended December 31, 2001, net income was $3.990 million compared with $2.720 million for the same period in 2000. Net income per diluted common share was $0.48 for the three months ended December 31, 2001 compared with $0.33 for the same period in 2000. Return on average assets and average common shareholders' equity for the three months ended December 31, 2001 was
1.28 percent and 17.64 percent, respectively.

Net interest income (on a tax-equivalent basis) for the quarter ended December 31, 2001 increased 28.4 percent, to $11.908 million from $9.275 million during the same period in 2000. The increase was attributable to a 13.0 percent increase in average earning assets and an increase in the net interest margin from 3.56 percent to 4.05 percent.

Non-interest income increased 13.5 percent to $2.310 million for the three months ended December

31, 2001 compared with the same period in 2000. Non-interest expenses increased $353 thousand or 5.0 percent compared with the fourth quarter of 2000. The increase in non-interest expenses was attributable primarily to increases in interest cost associated with trust preferred securities and other expenses, which include data processing and net occupancy expense. During July 2001, Prosperity issued an additional $15 million in trust preferred securities.

On a linked quarter basis from September 30, 2001 to December 31, 2001, return on average assets increased to 1.28 percent from 1.25 percent, return on average equity increased to 17.64 percent from 17.34 percent and the efficiency ratio on a cash basis improved to 49.11 percent from 52.05 percent.

Results of Operations Excluding Merger-Related Expenses for the year ended December 31, 2001

Excluding approximately $2.425 million in pretax merger-related expenses and other charges, net income for the year ended December 31, 2001 was $14.534 million or $1.76 per diluted common share, compared with $10.701 million or $1.30 per diluted common share, for the same period in 2000, an increase of 35.8 percent and 35.4 percent, respectively. Prosperity's annualized return on average assets and return on average common shareholders' equity for the year ended December 31, 2001 would have been 1.22 percent and 17.04 percent, respectively. The company's efficiency ratio (on a cash basis) would have been
52.21 percent for the year ended December 31, 2001.

Net interest income on a tax equivalent basis for the year ended December 31, 2001 increased 20.0 percent, to $43.058 million from $35.890 million during 2000. The increase was attributable primarily to a 14.9 percent increase in average earning assets and an increase in the net interest margin from 3.69 percent to 3.86 percent.

Non-interest income increased 10.7 percent to $8.590 million for the year ended December 31, 2001 compared with the same period in 2000. Non-interest expenses (excluding merger-related expenses) increased $1.103 million or 4.1 percent as compared with 2000. The majority of this increase is attributable to increases in interest cost associated with trust preferred securities, goodwill amortization and other expenses, which include data processing and net occupancy expense.

At December 31, 2001, Prosperity had $1.262 billion in total assets, $424.4 million in loans, $1.123 billion in deposits, and approximately 85,000 deposit and loan accounts. Assets, loans and deposits at December 31, 2001 grew by 10.1 percent, 3.2 percent and 8.7 percent respectively, compared with their levels at December 31, 2000.

Loan Growth and Credit Quality

Non-performing assets totaled $1,000 or 0.00 percent of loans at December 31, 2001, compared with $669,000 or 0.16 percent of loans and other real estate at December 31, 2000. Prosperity reported no other real estate on December 31, 2001. At year end 2001, the reserve for loan losses was 1.41 percent of total loans, compared to 1.34 percent a year earlier. As anticipated, Prosperity's net charge-offs and provision for loan losses increased in the fourth quarter. "Our current assessment of the economic climate indicates that this higher provision for loan losses is prudent and appropriate," said Chief Lending Officer Randy D. Hester. Average loans for the year increased 9.5 percent or $36.5 million to $419.6 million for 2001 as compared to $383.1 million for 2000. The provision for loan losses was $700,000 for the fourth quarter.

Conference Call

Prosperity's management team will host a conference call on Wednesday, January 16, 2002 at 11:00 a.m. (Central Time) to discuss the earnings results, business trends and their outlook for 2002. Individuals and investment professionals may participate in the call by calling 1-800-621-5346.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Prosperity website at www.prosperitybanktx.com. The webcast my be accessed directly on the Prosperity home page by clicking on the blue telephone "4th Quarter results and webcast link." Beginning January 17, 2002, listeners may access an archived version of the presentation located on the "PRSP" page. A link to the "PRSP" page is found in the header and footer of the Prosperity home page.

Prosperity Bancshares, Inc.SM, formed in 1983, is a $1.262 billion bank holding company headquartered in Houston, Texas. Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Trust Services, MasterMoney Debit Cards, and 24 hour voice response banking. The bank currently operates twenty-nine (29) full service banking locations in thirteen (13) contiguous counties including the Greater Houston Metropolitan Area. (Angleton, Bay City, Beeville, Clear Lake, Cleveland, Cuero, Cypress, East Bernard, Edna, El Campo, Fairfield, Goliad, Hitchcock, Houston - Bellaire, Houston - Downtown, Houston - Medical Center, Houston - Post Oak, Houston - River Oaks, Houston - Tanglewood, Houston
- Waugh Drive, Liberty, Magnolia, Mathis, Needville, Palacios, Sweeny, Victoria, West Columbia, and Wharton.)

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of Prosperity Bancshares, Inc. (SM) and its subsidiaries. Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, may have been made in this document. Prosperity's results may differ materially from those in the forward-looking statements for a variety of reasons, including actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations; and weather. These factors are more fully described in Prosperity Bancshares, Inc.'s filings with the Securities and Exchange Commission.

Copies of Prosperity Bancshares, Inc.'s (SM) SEC filings may be downloaded from the Internet at no charge from FreeEDGAR, a real-time access to SEC filings site located at www.freeedgar.com.

                         Prosperity Bancshares, Inc. (SM)
                              Financial Highlights
                             (Dollars in thousands)

                                                Three Months Ended                      Year Ended
                                         Dec 31, 2001      Dec 31, 2000       Dec 31, 2001       Dec 31, 2000
                                         ----------------------------------------------------------------------------
                                          (Unaudited)       (Unaudited)        (Unaudited)        (Unaudited)
Balance Sheet Averages

Investment securities                       $  746,230        $  577,482         $  666,242         $  550,431
Total loans                                    417,008           396,356            419,552            383,054
Fed funds sold and
  other earning assets                          12,643            67,207             30,478             37,929
                                            ----------        ----------         ----------         ----------
Total earning assets                         1,175,881         1,041,045          1,116,272            971,414
Allowance for credit losses                     (5,639)           (5,478)            (5,586)            (5,245)
Cash and due from banks                         28,003            32,666             28,816             32,084
Goodwill                                        22,807            23,653             23,229             20,292
Other assets                                    27,632            26,050             28,459             27,337
                                            ----------        ----------         ----------         ----------
  Total assets                              $1,248,684        $1,117,936         $1,191,190         $1,045,882
                                            ==========        ==========         ==========         ==========

Non-interest bearing deposits               $  183,784        $  180,803         $  181,228         $  175,194
Interest bearing deposits                      923,021           827,569            879,967            745,332
                                            ----------        ----------         ----------         ----------
Total deposits                               1,106,805         1,008,372          1,061,195            920,526
Fed funds purchased & other
  interest bearing liabilities                  15,131            14,028             17,219             32,333
Other liabilities                                9,266             5,824              8,582              8,071
Company obligated trust
  preferred securities of
  subsidiary trusts                             27,000            12,000             18,875             12,000
Shareholders' equity                            90,482            77,712             85,319             72,952
                                            ----------        ----------         ----------         ----------
  Total liabilities and equity              $1,248,684        $1,117,936         $1,191,190         $1,045,882
                                            ==========        ==========         ==========         ==========

                         Prosperity Bancshares, Inc. (SM)
                              Financial Highlights
                 (Dollars in thousands, except per share data)

                                               Three Months Ended                       Year Ended
                                         Dec 31, 2001     Dec 31, 2000        Dec 31, 2001       Dec 31, 2000
                                         ----------------------------------------------------------------------------
                                          (Unaudited)      (Unaudited)         (Unaudited)        (Audited)
Income Statement Data

Interest on loans                             $ 8,153          $ 8,822             $ 34,731           $ 33,599
Interest on securities                         10,728            9,062               40,353             33,978
Interest on fed funds
  sold and other earning assets                    75            1,110                1,436              2,502
                                              -------          -------             --------           --------
Total interest income                          18,956           18,994               76,520             70,079
Interest expense                                7,518           10,176               35,785             35,564
                                              -------          -------             --------           --------
Net interest income (A)                        11,438            8,818               40,735             34,515
Provision for credit losses                       650               50                  700                275
                                              -------          -------             --------           --------
Net interest income after
  provision for loan losses                    10,788            8,768               40,035             34,240
Service charges on
  deposit accounts                              2,029            1,684                7,530              6,384
Other income                                      281              352                1,060              1,376
                                              -------          -------             --------           --------
Total non-interest income                       2,310            2,036                8,590              7,760

Salaries and benefits                           3,196            3,337               12,955             12,931
Goodwill                                          341              332                1,363              1,160
One time merger
  related expenses                                  0                0                2,425                  0
Minority interest trust
  preferred securities                            529              288                1,580              1,151
Other expenses                                  3,295            3,051               11,972             11,525
                                              -------          -------             --------           --------
Total non-interest expenses                     7,361            7,008               30,295             26,767
Net earnings before taxes                       5,737            3,796               18,330             15,233
Federal income taxes                            1,747            1,076                5,372              4,532
                                              -------          -------             --------           --------
Net earnings available
  to common shareholders                      $ 3,990          $ 2,720             $ 12,958(B)        $ 10,701
                                              =======          =======             ========           ========
Basic earnings per share                        $0.49            $0.34                $1.60              $1.33

Diluted earnings per share                      $0.48            $0.33                $1.57(B)           $1.30


(A) Net interest income on a tax equivalent basis would be $11,908 and $9,275 for the three months ended December 31, 2001 and December 31, 2000, respectively and $43,058 and $35,890 for the year ended December 31, 2001 and December 31, 2000, respectively.

(B) Excluding merger-related expenses, net earnings available to common shareholders would have been $14,534 or $1.76 per diluted common share for the year ended December 31, 2001.

                         Prosperity Bancshares, Inc. (SM)
                              Financial Highlights
        (Dollars and share amounts in thousands, except per share data)

                                               Three Months Ended                       Year Ended
                                         Dec 31, 2001      Dec 31, 2000       Dec 31, 2001       Dec 31, 2000
                                         ----------------------------------------------------------------------------
                                         (Unaudited)       (Unaudited)        (Unaudited)        (Unaudited)
Common Share and
  Other Data

Employees - FTE                                312               348                 312                348

Book value per share                        $10.95            $ 9.95              $10.95             $ 9.95
Tangible book value per share               $ 8.15            $ 6.98              $ 8.15             $ 6.98

Period end shares outstanding                8,105             8,072               8,105              8,072
Weighted average shares
  outstanding (basic)                        8,101             8,060               8,086              8,032
Weighted average shares
  outstanding (diluted)                      8,266             8,246               8,249              8,227

Non-accrual loans                           $    1            $   10              $    1             $   10
Restructured loans                               0               114                   0                114
                                            ------            ------              ------             ------
Total non-performing loans                       1               124                   1                124
Other real estate                                0               545                   0                545
                                            ------            ------              ------             ------
  Total non-performing assets               $    1            $  669              $    1             $  669
Accruing loans 90 days or
  more days past due                        $    0            $  780              $    0             $  780
Allowance for credit losses at
  end of period                             $5,985            $5,523              $5,985             $5,523

Net charge-offs/(recoveries)                $  183            $  (14)             $  239             $ (172)


                         Prosperity Bancshares, Inc. (SM)
                              Financial Highlights


                                               Three Months Ended                       Year Ended
                                         Dec 31, 2001      Dec 31, 2000       Dec 31, 2001        Dec 31, 2000
                                         ----------------------------------------------------------------------------
                                          (Unaudited)       (Unaudited)        (Unaudited)         (Unaudited)
Performance Ratios

Return on average
  assets (annualized)                            1.28%             0.97%             1.09%(C)           1.02%
Return on average
  common equity (annualized)                    17.64%            14.00%            15.19%(C)          14.67%
Net interest margin
  (tax equivalent) (annualized)                  4.05%             3.56%             3.86%              3.69%

Efficiency ratio (D)                            51.69%            63.60%            60.14%(C)          62.29%

Diluted earnings per share                      $0.48            $ 0.33            $ 1.57 (C)         $ 1.30


Asset Quality Ratios

Non-performing assets to loans
  and other real estate                          0.00%             0.16%             0.00%              0.16%
Net charge-offs (recoveries)
  to average loans                               0.04%            (0.02)%            0.06%             (0.04%)
Allowance for credit losses to
  total loans                                    1.41%             1.34%             1.41%              1.34%


Common Stock Market Price

High                                           $27.74            $20.00            $27.87             $20.00

Low                                            $21.50            $17.14            $17.50             $12.88

Period end market price                        $26.99            $19.75            $26.99             $19.75

(C) Excluding merger-related expenses, ROAA, ROAE, Efficiency Ratio, and Diluted Earnings Per Share, would have been 1.22%, 17.04%, 55.06% and $1.76, respectively, for the year ended December 31, 2001.

(D) Calculated by dividing total non-interest expense (excluding securities losses and credit loss provisions) by net interest income plus non-interest income. Note: The trust preferred securities expense is treated as interest expense for this calculation. Additionally, taxes are not part of this calculation.

                         Prosperity Bancshares, Inc. (SM)
                              Financial Highlights
                             (Dollars in thousands)

                                         Dec 31, 2001      Sep 30, 2001       Dec 31, 2000       Dec 31, 1999
                                         ----------------------------------------------------------------------------
                                          (Unaudited)       (Unaudited)        (Audited)          (Audited)
Balance Sheet Data (at period end)

Investment securities                    $  752,149         $  725,034         $  588,278         $  514,983
Total loans                                 424,400            419,557            411,203            366,803
Fed funds sold and
  other earning assets                          913             12,883             63,454             56,385
                                         ----------         ----------         ----------         ----------
  Total earning assets                    1,177,462          1,157,474          1,062,935            938,171
Allowance for credit losses                  (5,985)            (5,518)            (5,523)            (5,031)
Cash and due from banks                      41,005             28,066             35,709             39,731
Goodwill                                     22,641             22,981             24,003             19,795
Other real estate                                 0                  0                545                500
Other assets                                 27,029             28,980             28,471             34,465
                                         ----------         ----------         ----------         ----------
  Total assets                           $1,262,152         $1,231,983         $1,146,140         $1,027,631
                                         ==========         ==========         ==========         ==========

Demand deposits                          $  188,832         $  182,347         $  187,959         $  173,798
Interest bearing deposits                   934,565            909,314            845,587            704,791
                                         ----------         ----------         ----------         ----------
  Total deposits                          1,123,397          1,091,661          1,033,546            878,589
Fed funds purchased and other
  interest bearing liabilities               18,080             13,465             13,931             63,119
Other liabilities                             5,063             10,854              6,330              4,898
Company obligated trust
  preferred securities of
  subsidiary trusts                          27,000             27,000             12,000             12,000
Shareholders' equity                         88,612             89,003             80,333             69,025
                                         ----------         ----------         ----------         ----------
  Total liabilities and equity           $1,262,152         $1,231,983         $1,146,140         $1,027,631
                                         ==========         ==========         ==========         ==========


                         Prosperity Bancshares, Inc. (SM)
                              Financial Highlights

                                                 Three Months Ended                     Year Ended
                                         Dec 31, 2001      Dec 31, 2000       Dec 31, 2001       Dec 31, 2000
                                         ----------------------------------------------------------------------------
                                          (Unaudited)       (Unaudited)        (Unaudited)        (Unaudited)
Cash Basis Data
 (Excluding goodwill amortization &
  related tax expense)

Return on average
  assets (annualized)                           1.37%             1.07%             1.18%(F)            1.12%
Return on average common
  equity (annualized)                          18.92%            15.46%            16.54%(F)           16.08%

Efficiency Ratio(E)                            49.11%            60.46%            57.29%(F)           59.47%

Diluted cash earnings per share               $ 0.52            $ 0.37            $ 1.71 (F)          $ 1.45

(E)  Efficiency Ratio adjusted for goodwill amortization expense only.

(F) Excluding merger-related expenses, ROAA (cash basis), ROAE (cash basis), Efficiency Ratio (cash basis), and Diluted Earnings Per Share (cash basis), would have been 1.32%, 18.39%, 52.21% and $1.90, respectively, for the year ended December 31, 2001.

                                                                       Three Months Ended
                                         Dec 31, 2001      Sep 30, 2001       Jun 30, 2001       Mar 31, 2001
                                        ----------------------------------------------------------------------------
                                         (Unaudited)       (Unaudited)        (Unaudited)        (Unaudited)

Comparative Quarterly
Performance Ratios

Return on average
  assets (annualized)                         1.28%             1.25%              1.22%             1.12%(G)
Return on average
  common equity (annualized)                 17.64%            17.34%             17.30%            15.79%(G)
Net interest margin
  (tax equivalent) (annualized)               4.05%             3.84%              3.74%             3.65%

Efficiency ratio                             51.69%            55.07%             56.05%            58.07%(G)

Efficiency ratio (cash basis)                49.11%            52.05%             53.09%            54.99%(G)


(G)  Excluding merger-related expenses.